UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2018

LA QUINTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36412	90-1032961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities

Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2018, the Board of Directors (the “Board”) of La Quinta Holdings Inc. (the “Company”) adopted and approved the La Quinta Holdings Inc. Project Longhorn Retention Bonus Plan (the “Retention Plan”), effective as of April 18, 2018, which provides for the payment of cash awards to specified eligible employees, including Keith A. Cline, the Company’s President and Chief Executive Officer, James H. Forson, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, John W. Cantele, the Company’s Executive Vice President and Chief Operating Officer, Rajiv K. Trivedi, the Company’s Executive Vice President and Chief Development Officer, and Mark M. Chloupek, the Company’s Executive Vice President, Secretary and General Counsel (together, the “Named Executive Officers”), upon the occurrence of a specified date or event.

The Board adopted and approved the Retention Plan to encourage and reward the continued focus and energy of certain employees, including the Named Executive Officers, on making objective business decisions that are in the best interests of the Company and its stockholders as it pursues the consummation of the proposed merger (the “Merger”) of WHG BB Sub, Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of Wyndham Worldwide Corporation, a Delaware corporation (“Wyndham Worldwide”) with and into the Company in accordance with and subject to the terms of the Agreement and Plan of Merger, dated as of January 17, 2018, by and among the Company, Wyndham Worldwide and Merger Sub.

Under the Retention Plan, the Named Executive Officers were granted cash awards with the following values: $750,000 for Mr. Cline; $300,000 for Mr. Forson; $356,250 for Mr. Cantele; $235,000 for Mr. Trivedi; and $365,000 for Mr. Chloupek. The retention award is payable on the earliest to occur of the following, subject, in each case, to a Named Executive Officer’s continued employment through such date: (i) October 31, 2018; and (ii) the date of a Named Executive Officer’s Qualifying Covered Termination (as defined in the Retention Plan). Any participant in the Retention Plan (including the Named Executive Officers) who begins employment with CorePoint Lodging Inc. prior to October 31, 2018 will forfeit the value of his or her retention award under the Retention Plan. The consummation of the Merger will have no effect on the vesting of awards granted under the Retention Plan.

The foregoing description of the of the Retention Plan is qualified in its entirety by reference to the Retention Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	La Quinta Holdings Inc. Project Longhorn Retention Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC.
(Registrant)

By:	/s/ Mark M. Chloupek
	Name:	Mark M. Chloupek
	Title:	Executive Vice President and General Counsel

Date: February 2, 2018